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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2004 relating to the financial statements, which appears in United Online, Inc.'s Transition Report on Form 10-KT for the six-month period ended December 31, 2003 and our report dated July 30, 2003 relating to the financial statements, which appears in United Online, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the incorporation by reference of our report dated February 2, 2004 relating to the financial statement schedule, which appears in United Online, Inc.'s Transition Report on Form 10-KT for the six-month period ended December 31, 2003 and our report dated July 30, 2003 relating to the financial statement schedule, which appears in United Online, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003.

/s/ PricewatershouseCoopers LLP
Los Angeles, California
April 27, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS